UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 14, 2011
U.S. BANCORP
(Exact name of registrant as specified in its charter)

Delaware	1-6880	41-0255900

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (651) 466-3000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 14, 2011, the Compensation Committee of the Board of Directors of U.S. Bancorp (the “Company”) approved an amended and restated form of Performance Restricted Stock Unit Award Agreement (the “New Agreement”). The New Agreement will replace the award agreements for the performance restricted stock units granted to the Company’s executive officers on February 16, 2010. The New Agreement does not apply to the special, one-time retention awards of performance restricted stock units that were also granted to the executive officers on February 16, 2010.
The New Agreement will also be used for future grants of performance restricted stock unit awards, including awards to be made effective February 16, 2011. The New Agreement contains certain technical changes to the form of award agreement previously used. All awards of performance restricted stock units are made pursuant to the shareholder-approved U.S. Bancorp 2007 Stock Incentive Plan, which, as amended and restated, was filed with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 20, 2010. The form of New Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The description in this Current Report on Form 8-K of the form of Amended and Restated Agreement is qualified in its entirety by reference to the attached form of the agreement.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
10.1	Form of Performance Restricted Stock Unit Award Agreement for Executive Officers (as approved February 14, 2011) under U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP
By:	/s/ Lee R. Mitau
Lee R. Mitau
Executive Vice President, General Counsel and Corporate Secretary
Date: February 16, 2011

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Form of Performance Restricted Stock Unit Award Agreement for Executive Officers (as approved February 14, 2011) under U.S. Bancorp Amended and Restated 2007 Stock Incentive Plan

4